UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2007

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	0-14874	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Hillside Avenue
New Hyde Park, NY 11040-2512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 437-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

(e)	Material Compensatory Plans, Contracts or Arrangements.

Bonuses for Named Executive Officers.

On March 6, 2007, the Board of Directors approved bonuses payable for service in 2006 to the Company’s Chief Executive Officer, Chief Financial Officer and the other “Named Executive Officers,” as follows: Thomas F. Goldrick, Jr. - $133,500; Brian K. Finneran - $115,000; Daniel T. Rowe - $91,500; Richard W. Merzbacher - $91,500 and Frederick C. Braun, III - $130,000.

Compensation Changes for Certain Officers.

In addition, on March 6, 2007, the Board of Directors increased the annual salaries of Brian K. Finneran and Frederick C. Braun, III to $264,000, effective as of April 1, 2007.

Adoption of Equity Grant Guidelines.

On March 6, 2007, the Company adopted a formal policy regarding the equity grant process and related controls. A copy of the policy, entitled “Equity Grant Guidelines,” is attached to this report on Form 8-K as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

At its meeting on March 6, 2007, the Company’s Board of Directors declared a $0.15 per share cash dividend. The cash dividend will be paid on April 9, 2007 to stockholders of record as of March 23, 2007.

Item 8.01 Other Events.

On March 6, 2007 the Board of Directors set the date for the 2007 Annual Meeting of Stockholders for April 24, 2007 at 10:00 a.m. at The Inn at New Hyde Park, 214 Jericho Turnpike, New Hyde Park, New York. The Board of Directors also fixed the close of business on March 16, 2007 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Equity Grant Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2007	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer